UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

CAPITALSOURCE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (301) 841-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On June 30, 2005, we entered into a $300 million credit facility with JPMorgan Chase Bank, N.A. (“JPMorgan”). At closing, CapitalSource Funding V Trust (“Funding V Trust”) entered into a Credit Agreement (“Credit Agreement”) between Funding V Trust, as Borrower, CS Funding V Depositor Inc. (“Funding V Depositor”), as Depositor, CapitalSource Finance LLC (“CapitalSource Finance”), as Originator and Servicer, and JPMorgan, as Lender and Administrative Agent; a Sale and Servicing Agreement (“Sale and Servicing Agreement”) between Funding V Trust, as Borrower, Funding V Depositor, as Depositor, CapitalSource Finance, as Originator and Servicer, JPMorgan, as Administrative Agent, and Wells Fargo Bank, National Association (“Wells Fargo”), as Paying Agent, Collateral Custodian and Backup Servicer; and a Guarantee and Security Agreement (“Guarantee and Security Agreement,” together with the Credit Agreement and the Sale and Servicing Agreement, the “Agreements”) between Funding V Trust, as Borrower, JPMorgan, as Administrative Agent, and Wells Fargo, as Collateral Custodian. Funding V Trust is a newly formed indirect subsidiary of CapitalSource Inc., and Funding V Depositor and CapitalSource Finance are both wholly owned subsidiaries of CapitalSource Inc. The Agreements provide for an aggregate commitment amount of $300 million which is scheduled to mature on June 30, 2008. Interest on borrowings under the credit facility will be charged either at the Federal Funds Rate plus 1.250% for Federal Funds Borrowings or at the Adjusted LIBOR plus 0.750% for Eurocurrency Borrowings.

     Under the Agreements, CapitalSource Finance is required to comply with various covenants including providing periodic financial reports to JPMorgan, maintaining a minimum consolidated tangible net worth and not exceeding a maximum leverage ratio. The Agreements also include usual and customary events of default for credit facilities of this nature and provide that, upon the occurrence of an event of default, payment of all amounts payable under the credit facility may be accelerated and/or the lender’s commitment may be terminated.

     Descriptions in this Current Report of the Credit Agreement, Sale and Servicing Agreement and Guarantee and Security Agreement are qualified in their entirety by reference to copies of such documents which are filed as Exhibits 10.35.1, 10.35.2 and 10.35.3, respectively, and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

          See Index to Exhibits attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 7, 2005	/s/ JAMES M. MOZINGO

James M. Mozingo
Chief Accounting Officer
(Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description
10.35.1	Credit Agreement, dated as of June 30, 2005, among CapitalSource Funding V Trust, as Borrower, CS Funding V Depositor Inc., as Depositor, CapitalSource Finance LLC, as Originator and Servicer, and JPMorgan Chase Bank, N.A., as Lender and Administrative Agent.

10.35.2	Sale and Servicing Agreement, dated as of June 30, 2005, among CapitalSource Funding V Trust, as Borrower, CS Funding VI Depositor Inc., as Depositor, CapitalSource Finance LLC, as Originator and Servicer, JPMorgan Chase Bank, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as Paying Agent, Collateral Custodian and Backup Servicer.

10.35.3	Guarantee and Security Agreement, dated as of June 30, 2005, among CapitalSource Funding V Trust, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as Collateral Custodian.